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                                                                  EXHIBIT (a)(3)



                               ATRION CORPORATION

                          NOTICE OF GUARANTEED DELIVERY
                            OF SHARES OF COMMON STOCK


     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock of Atrion Corporation are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                        The Depositary for the Offer is:
                     American Stock Transfer & Trust Company
                           40 Wall Street, 46th Floor
                            New York, New York 10005

                    By Facsimile Transmission: (718) 234-5001
                        (for Eligible Institutions only)

                     Banks and Brokers call: (718) 921-8200
                    All others call toll-free: (800) 937-5449

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.



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Ladies and Gentlemen:

     The undersigned hereby tenders to Atrion Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 22, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.10 per share (such shares, together with associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of February 1, 1990, as amended, between the Company and American Stock Transfer & Trust Company as Rights Agent, are hereinafter referred to as the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

--------------------------------------------------    -------------------------------------
Number of Shares                                      -------------------------------------
                                                                Signature(s)


--------------------------------------------------
Certificate Nos.:  (if available)                     -------------------------------------
                                                      -------------------------------------
                                                               Name(s) (Please Print)


If shares will be tendered by book entry transfer:


--------------------------------------------------    -------------------------------------
Name of Tendering Institution                         -------------------------------------
                                                      -------------------------------------
--------------------------------------------------    -------------------------------------
Account No. at The Depository Trust Company                      Address(es)


Dated:
      --------------------------------------------    -------------------------------------
                                                            Area Code/Telephone Number

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                         PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED.

             IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A
                  SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE
                             SPECIFIED MUST BE USED.
                              (SEE INSTRUCTION 5.)
      CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS
    CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS BELOW),
                       THERE IS NO VALID TENDER OF SHARES.
-------------------------------------------------------------------------------

               [ ]   $8.00                         [ ]   $9.00
               [ ]   $8.25                         [ ]   $9.25
               [ ]   $8.50                         [ ]   $9.50
               [ ]   $8.75                         [ ]   $9.75

                                [ ]   $10.00


-------------------------------------------------------------------------------



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                                    ODD LOTS
                               (SEE INSTRUCTION 9)

     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially as of the close of business on March 19, 1999, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

     The undersigned either (check one box):

[ ] owned beneficially as of the close of business on March 19, 1999, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered, or

[ ]  is a broker, dealer, commercial bank, trust company or other nominee that
     (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on March 19, 1999, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

     If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares are Being Tendered" in this Letter of Transmittal). [ ]


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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States hereby guarantees: (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; (ii) that such tender of Shares complies with Rule 14e-4; and (iii) to deliver to the Depositary at its address set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three trading days on The Nasdaq Stock Market after the Depositary receives this Notice.




-----------------------------------          ----------------------------------
       Name of Firm                                  Authorized Signature


-----------------------------------

-----------------------------------          ----------------------------------
           Address                                    Name (Please Print)


-----------------------------------          ----------------------------------
    City, State, Zip Code                                  Title


-----------------------------------
   Area Code and Telephone Number

Dated:
      ----------------------------


                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
                    YOUR SHARE CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.






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